Boyle, CPA, LLC
Certified Public Accountants & Consultants

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the use in this Form 10, General Form for Registration of Securities Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934, of our report dated July 3, 2019 with respect to the financial statements of Gryphon Resources, Inc. as of and for the years ended September 30, 2018 and 2017, which appear in such General Form for Registration of Securities for the registration of Cerberus Cyber Sentinel Corporation common stock.

/s/ Boyle CPA, LLC

Bayville, New Jersey
July 3, 2019

361 Hopdale Drive SE                                                                                                                                                                                                                                                     P (732) 822-4427
Bayville, NJ  08721                                                                                                                                                                                                                                                         F (732) 510-0665